UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

Professional Diversity Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

  801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607

  (Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on April 24, 2019 Professional Diversity Network, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Annual Report on Form 10-K for the period ended December 31, 2018, the Company reported stockholders’ equity of $(1,110,788), which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1).

As previously disclosed, on July 16, 2019 Professional Diversity Network, Inc. (the “Company”) received a letter from Nasdaq (the “Nasdaq Extension Letter”) stating that the Nasdaq staff granted the Company an extension until September 16, 2019 to regain compliance with NASDAQ Listing Rule 5550(b).

Since the receipt of the Nasdaq Extension Letter, the Company has closed the following private placement transactions (the “Private Placements”): (i) on August 6th, 2019 the Company closed a private placement with an individual investor based in the People’s Republic of China (“China”), pursuant to which the Company issued 1,142,857 shares of the Company’s common stock for $1.75 per share for gross proceeds of $2,000,000; (ii) on September 10th, 2019, the Company closed a private placement with an individual investor based in China, pursuant to which the Company issued 442,830 shares of the Company’s common stock for $1.58 per share for gross proceeds of $699,672.55; (iii) on September 10th, 2019 the Company closed a private placement with an individual investor based in China, pursuant to which the Company issued 189,873 shares of the Company’s common stock for $1.58 per share for gross proceeds of $300,000; and (iv) on September 13th, 2019 the Company closed a private placement with EGBT Foundation Ltd., a Singapore public company limited by guarantee (“EGBT”), pursuant to which EGBT purchased 1,265,823 shares of common stock of the Company at a price of $1.58 per share for gross proceeds of $2,000,000.00. The shareholders’ equity of the Company as of September 16th, 2019 is $3,662,223. The Company believes that as of September 16th, 2019 the Company has regained compliance with NASDAQ Listing Rule 5550(b) as a result of the Private Placements.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting. The Company intends to pursue other transactions in the near term, including without limitation, equity financing transactions and/or acquisitions, to further shore up the Company’s shareholders’ equity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: September 16, 2019	/s/ Adam He
Adam He, Chief Financial Officer

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